UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NATIONAL INSTRUMENTS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2023

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North Mopac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on April 12, 2023, National Instruments Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Emerson Electric Co., a Missouri corporation (“Parent”) and Emersub CXIV, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger Agreement, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”) on May 11, 2023 and a definitive proxy statement (the “Definitive Proxy Statement”) on May 25, 2023.

Regulatory Approval

As disclosed in the Preliminary Proxy Statement, the Company and Parent made required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) on April 26, 2023.  The waiting period under the HSR Act expired on May 26, 2023.  The closing of the transaction remains subject to the approval of the Company’s stockholders, the receipt of certain other regulatory approvals, and the satisfaction or waiver of the other remaining closing conditions set forth in the Merger Agreement.

Litigation Related to the Merger

As disclosed in the Definitive Proxy Statement, at that time, one complaint had been filed in federal court by a purported NI stockholder as an individual action, captioned O’Dell v. National Instruments Corporation, et al., 1:23-cv-04189 (S.D.N.Y. May 19, 2023).  Following the filing of the Definitive Proxy Statement with the SEC, and as of June 22, 2023, three additional complaints have been filed by purported NI stockholders as individual actions, captioned as follows: Delman v. Cashman III, et al., D-1-GN-23-002902 (Tex. Dist. May 31, 2023); Cook v. National Instruments Corporation, et al., 1:23-cv-04749 (S.D.N.Y. June 6, 2023); and McDaniel v. National Instruments Corporation, et al., 1:23-cv-00619 (D. Del. June 6, 2023) (together with the complaint filed prior to the filing of the Definitive Proxy Statement, the “Complaints”).  The Complaints generally allege that the Preliminary Proxy Statement and/or the Definitive Proxy Statement are misleading and misrepresent and/or omit certain purportedly material information in violation of applicable federal or state law. The Complaints seek, among other things: to enjoin the consummation of the transactions contemplated by the Merger Agreement unless and until the purportedly material information omitted from the Preliminary Proxy Statement or Definitive Proxy Statement is disclosed; rescission or rescissory damages in the event the transactions contemplated by the Merger Agreement are consummated; a declaration of violation of law and/or wrongdoing; an award of costs of the actions, including attorneys’ and expert fees; and any other relief the court may deem just and proper.

In addition to the Complaints, as disclosed in the Definitive Proxy Statement, beginning on May 18, 2023, purported stockholders of the Company have sent demand letters alleging similar deficiencies in the Preliminary Proxy Statement and/or the Definitive Proxy Statement as those asserted in the Complaints (the “Demands,” and together with the Complaints, the “Matters”).

The Company believes that the claims asserted in the Matters are without merit and supplemental disclosures are not required or necessary under applicable laws.  However, in order to avoid the risk that the Matters delay or otherwise adversely affect the Merger, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has agreed to supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.  To the contrary, the Company specifically denies all allegations in the Matters that any additional disclosure was or is required.

Supplemental Disclosures

The additional disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Definitive Proxy Statement and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which should be read in its entirety.  To the extent that information set forth in the supplemental disclosures below differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the Definitive Proxy Statement.  Page references in the below disclosures are to the Definitive Proxy Statement, and defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.

The section of the Definitive Proxy Statement entitled “Proposal 1:  Adoption of the Merger Agreement—Background of the Merger” is hereby supplemented as follows:

The underlined language is added to the sixth full paragraph on page 26 of the Definitive Proxy Statement:

On November 10, 2022, the Board met, with representatives of Wachtell Lipton in attendance. Mr. McGrath proposed establishing, in the interests of efficiency, an ad hoc committee of the Board, which would meet regularly to evaluate, with the input of senior management and the Board’s external legal and financial advisors, proposals as to extraordinary transactions made by third parties, including Emerson, and other potential alternative extraordinary transactions and related strategic matters. The committee, which would consist of Mr. McGrath as Chair and James Cashman, III and Gayla Delly as members, would not have decision making or veto authority, which authority would remain with the full Board. Following discussion, the Board unanimously approved resolutions establishing such a committee (the “Transaction Evaluation Committee” or the “TEC”).  The TEC members received compensation and expense reimbursement in connection with their service on the TEC.

The underlined language is added to the seventh paragraph on page 31 of the Definitive Proxy Statement:

Between January 20, 2023 and February 9, 2023, NI executed confidentiality agreements with six parties, including Party A, Party B, and Party C. The confidentiality agreements included standstill provisions, none of which standstill provisions remain in effect.  The confidentiality agreements did not prohibit the counterparties from making a confidential request to NI to amend or waive the standstill provisions, and each confidentiality agreement provided for, among other things, an exception that would permit the counterparty to make a confidential proposal to NI’s CEO or the Board of Directors.  The confidentiality agreements also provided that the standstill provisions would automatically terminate if any person entered into a definitive agreement with NI to acquire more than 50% of NI’s outstanding voting securities or businesses or assets.

The section of the Definitive Proxy Statement entitled “Proposal 1:  Adoption of the Merger Agreement—Opinion of BofA Securities, Inc.” is hereby supplemented as follows:

The underlined columns are added to the following chart on page 44 of the Definitive Proxy Statement:

Primary Selected Precedent Transactions
Date Announced	Acquiror	Target	Transaction Value (in millions)	EV / LTM Adj. EBITDA	EV / NTM Adj. EBITDA
01/04/21	Teledyne Technologies Incorporated	FLIR Systems, Inc.	$8,285	17.1x	17.4x
07/25/19	Advent International	Cobham plc	$4,812	14.4x	13.2x
06/24/19	Nanometrics Incorporated	Rudolph Technologies, Inc.	$713	15.8x	14.4x
03/19/18	KLA-Tencor Corporation	Orbotech Ltd.	$3,517	17.7x	16.6x
01/30/17	Keysight Technologies, Inc.	Ixia	$1,746	21.0x	15.9x
11/14/16	Siemens AG	Mentor Graphics Corporation	$4,775	21.9x	16.5x

Other Selected Precedent Transactions
Date Announced	Acquiror	Target	Transaction Value (in millions)	EV / LTM Adj. EBITDA	EV / NTM Adj. EBITDA
02/28/22	Spectris plc	Oxford Instruments plc	$2,400	33.4x	31.5x
10/11/21	Emerson Electric Co.	Aspen Technology, Inc.	$10,851	26.7x	28.2x
09/30/21	Thomas H. Lee Partners, L.P.	Brooks Automation, Inc., Semiconductor Solutions Group	$3,000	20.5x	NA
06/25/21	Rockwell Automation, Inc.	Plex Systems, Inc.	$2,220	NM	NA
02/12/21	II-VI Incorporated	Coherent, Inc.	$7,690	49.5x	28.4x
08/31/20	Emerson Electric Co.	Open Systems International, Inc.	$1,600	28.0x	23.5x
08/25/20	AVEVA Group plc	OSIsoft, LLC	$5,020	34.2x	29.6x
10/30/18	MKS Instruments Inc.	Electro Scientific Industries, Inc.	$1,107	7.1x	8.8x
07/31/18	Fortive Corporation	Accruent	$2,000	20.0x	17.4x

The underlined language is added to the second bullet point on page 45 of the Definitive Proxy Statement:

•
publicly available equity research analyst price targets then published by seven analysts for NI common stock available as of January 12, 2023, which had a price target range (discounted one year by a 9.9% cost of equity) of $39.12 to $47.31 per share; and

The underlined language is added to and the crossed-out language is deleted from the third full paragraph on page 46 of the Definitive Proxy Statement:

NI has agreed to pay BofA Securities for its services in connection with the Merger an aggregate fee currently estimated to be approximately $51 million, ~~a portion~~$3 million of which was payable in connection with its opinion and ~~a significant portion~~the remainder of which is contingent upon the completion of the Merger.

The section of the Definitive Proxy Statement entitled “Proposal 1:  Adoption of the Merger Agreement—Certain Financial Projections” is hereby supplemented as follows:

The underlined rows and footnotes are added to the following chart on pages 47-48 of the Definitive Proxy Statement:

The following table summarizes the June 2022 Projections, with dollars in millions, except per share values:

Fiscal Years
	2022E		2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$1,703		$2,116	$2,192	$2,376	$2,554	$2,741	$2,938
Adjusted EBITDA(1)	$388		$581	$583	$660	$741	$827	$931
Depreciation & Amortization	$55		$65	$70	$76	$82	$88	$94
Stock-Based Compensation	$80		$80	$80	$80	$80	$80	$80
Adjusted EBIT(2)		(6)	$437	$434	$505	$579	$660	$758
Taxes		(6)	$79	$78	$91	$104	$119	$136
Tax-Effected EBIT(3)		(6)	$358	$356	$414	$475	$542	$621
Adjusted Diluted Earnings Per Share(~~2~~4)	$2.05		$3.17	$3.15	$3.59	$4.05	$4.55	$5.14
Unlevered Free Cash Flow(~~3~~5)	$92		$399	$399	$461	$526	$596	$679

(1) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, excluding the impact of stock-based compensation expense, amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(2) Adjusted EBIT represents earnings before interest and taxes less stock-based compensation expense, excluding amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(3) Tax-Effected EBIT represents earnings before interest and taxes less estimated tax expense and stock-based compensation expense, excluding amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(~~2~~4) Adjusted Diluted Earnings Per Share represents earnings per share, calculated as net income, excluding the impact of stock-based compensation expense, amortization of intangibles, restructuring costs, and other significant items of a non-recurring and /or a non-operational nature, divided by weighted average diluted shares outstanding, and is a non-GAAP financial measure.
(~~3~~5) Unlevered Free Cash Flow is defined as Adjusted EBITDA less stock-based compensation expense, capital expenditures, changes in net working capital, restructuring costs and taxes (on an unlevered basis), and is a non-GAAP financial measure.
(6) The June 2022 Projections did not include Adjusted EBIT, Taxes, or Tax-Effected EBIT for fiscal year 2022E.

The underlined rows and footnotes are added to the following chart on page 48 of the Definitive Proxy Statement:

The following table summarizes the December 2022 Projections, with dollars in millions, except per share values:

Fiscal Years
	2022E		2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$1,660		$2,003	$2,143	$2,329	$2,504	$2,691	$2,893
Adjusted EBITDA(1)	$356		$607	$665	$756	$822	$893	$980
Depreciation & Amortization	$40		$41	$41	$40	$39	$39	$47
Stock-Based Compensation	$81		$76	$73	$79	$85	$92	$98
Adjusted EBIT(2)		(6)	$491	$552	$637	$697	$763	$835
Taxes		(6)	$97	$106	$122	$133	$145	$159
Tax-Effected EBIT(3)		(6)	$394	$446	$515	$564	$618	$676
Adjusted Diluted Earnings Per Share(~~2~~4)	$1.91		$3.46	$3.87	$4.48	$4.90	$5.35	$5.84
Unlevered Free Cash Flow(~~3~~5)	$50		$404	$471	$541	$559	$621	$690
(1) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, excluding the impact of stock-based compensation expense, amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(2) Adjusted EBIT represents earnings before interest and taxes less stock-based compensation expense, excluding amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(3) Tax-Effected EBIT represents earnings before interest and taxes less estimated tax expense and stock-based compensation expense, excluding amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(~~2~~4) Adjusted Diluted Earnings Per Share represents earnings per share, calculated as net income, excluding the impact of stock-based compensation expense, amortization of intangibles, restructuring costs, and other significant items of a non-recurring and /or a non-operational nature, divided by weighted average diluted shares outstanding, and is a non-GAAP financial measure.
(~~3~~5) Unlevered Free Cash Flow is defined as Adjusted EBITDA less stock-based compensation expense, capital expenditures, changes in net working capital, restructuring costs and taxes (on an unlevered basis), and is a non-GAAP financial measure.
(6) The December 2022 Projections did not include Adjusted EBIT, Taxes, or Tax-Effected EBIT for fiscal year 2022E.

The underlined rows and footnotes are added to the following chart on pages 48-49 of the Definitive Proxy Statement:

The following table summarizes the February 2023 Projections, with dollars in millions, except per share values:

Fiscal Years
	2023E		2024E	2025E	2026E	2027E	2028E
Revenue	$2,003		$2,143	$2,329	$2,504	$2,691	$2,893
Adjusted EBITDA(1)	$609		$670	$763	$833	$909	$991
Depreciation & Amortization	$42		$46	$48	$50	$52	$49
Stock-Based Compensation	$76		$73	$79	$85	$92	$98
Adjusted EBIT(2)		(6)	$551	$636	$698	$765	$844
Taxes		(6)	$102	$118	$129	$142	$156
Tax-Effected EBIT(3)		(6)	$449	$518	$569	$623	$688
Adjusted Diluted Earnings Per Share(~~2~~4)	$3.30		$3.82	$4.40	$4.90	$5.35	$5.84
Unlevered Free Cash Flow(~~3~~5)	$422		$472	$522	$564	$609	$648
(1) Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, excluding the impact of stock-based compensation expense, amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(2) Adjusted EBIT represents earnings before interest and taxes less stock-based compensation expense, excluding amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(3) Tax-Effected EBIT represents earnings before interest and taxes less estimated tax expense and stock-based compensation expense, excluding amortization of intangibles, restructuring costs, and other significant items of a non-recurring and/or non-operational nature, and is a non-GAAP financial measure.
(~~2~~4) Adjusted Diluted Earnings Per Share represents earnings per share, calculated as net income, excluding the impact of stock-based compensation expense, amortization of intangibles, restructuring costs, and other significant items of a non-recurring and /or a non-operational nature, divided by weighted average diluted shares outstanding, and is a non-GAAP financial measure.
(~~3~~5) Unlevered Free Cash Flow is defined as Adjusted EBITDA less stock-based compensation expense, capital expenditures, changes in net working capital, restructuring costs and taxes (on an unlevered basis), and is a non-GAAP financial measure.
(6) The February 2023 Projections did not include Adjusted EBIT, Taxes, or Tax-Effected EBIT for fiscal year 2023E.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving National Instruments Corporation (“NI”). In connection with the proposed transaction, NI has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including NI’s proxy statement on Schedule 14A, filed with the SEC on May 25, 2023 (the “Definitive Proxy Statement”). This communication is not a substitute for the Definitive Proxy Statement or for any other document that NI may file with the SEC and send to its stockholders in connection with the proposed transaction. The proposed transaction will be submitted to NI’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, NI’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

NI’s stockholders will be able to obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about NI, without charge, at the SEC’s website (www.sec.gov). Copies of the Definitive Proxy Statement and the filings with the SEC incorporated by reference therein can also be obtained, without charge, by directing a request to National Instruments Corporation, 11500 North Mopac Expressway, Austin, Texas 78759, Attention: Investor Relations; telephone (512) 683-5215, or from NI’s website www.ni.com.

Participants in the Solicitation

NI and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding NI’s directors and executive officers is available in NI’s proxy statement for the 2023 annual meeting of stockholders, which was filed with the SEC on March 27, 2023.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Definitive Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties.  These statements include those set forth above relating to the proposed transaction as well as those that may be identified by words such as “believe,” “expect,” “plan,” “may,” “could,” “will,” “intend to,” “project,” “predict,” “anticipate,” “continue,” “seek to,” “strive to,” “endeavor to,” “are committed to,” “remain committed to,” “focus on,” “are encouraged by,” “remain cautious,” “remain optimistic” or “estimate”; statements of “goals,” “initiatives,” “commitments,” “strategy”, “focus” or “visions”; or other variations thereof or comparable terminology or the negative thereof.  All forward-looking statements are based on current expectations and projections of future events.  We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not guarantees of performance and actual results could differ materially from those projected in the forward-looking statements as a result of a number of important factors which could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our financial results due to factors outside of our control; our outstanding debt; the interest rate risk associated with our variable rate indebtedness; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; provisions in charter documents and Delaware law that delay or prevent our acquisition; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could cause the parties to terminate the merger agreement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction; the possibility that our stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of our common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the company.  The company directs readers to its Form 10-K for the year ended December 31, 2022 and the other documents it files with the SEC for other risks associated with the company’s future performance.  These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.  All information in this communication is as of the date above.  The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

	By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr.
Title: Chief Legal Officer, Senior Vice President & Secretary

Date: June 22, 2023